Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-271823) on Form S-4 of Diffusion Pharmaceuticals Inc. of our report dated May 10, 2023, relating to the financial statements of EIP Pharma, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

July 11, 2023